UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

May 9, 2008/May 5, 2008

(Date of Report/Date of Earliest Event Reported)

GRANAHAN MCCOURT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33075	02-0781911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

179 Stony Brook Road
Hopewell, NJ  08525

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (609) 333-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 5, 2008 David C. McCourt made an interest-free loan of $500,000 to Granahan McCourt Acquisition Corporation (the “Company”).  In connection with the loan the Company and Mr. McCourt executed a demand note (the “Demand Note”) pursuant to which the Company unconditionally promised to pay the principal sum of $500,000 in cash to Mr. McCourt on the earliest of (a) one business day following Mr. McCourt’s written demand to the Company for such payment, (b) consummation of a business combination and (c) liquidation of the Company trust fund pursuant to the Company’s fourth amended and restated certificate of incorporation.

If the Company defaults under the Demand Note, Mr. McCourt may declare all amounts due under the Demand Note due and payable.  The following events constitute an event of default under the Demand Note: (i) a default by the Company in the payment of the principal when due and payable if such default is not cured by the Company within two days after Mr. McCourt has given the Company written notice of such default; (ii) the institution by the Company of or the consent by the Company to bankruptcy or similar proceedings; and (iii) if, within thirty days after the commencement of an action against Borrower seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief, such action shall not have been resolved in favor of the Company or all orders or proceedings affecting the operations of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty days after the appointment without the consent of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, such appointment shall not have been vacated; provided that the adoption of a plan of dissolution and distribution and its implementation by the Company’s board of directors that is approved by its stockholders due to the failure of the Company to complete a business combination shall not in any instance be deemed an event of default.

Under the Demand Note, Mr. McCourt irrevocably waives any claim to funds in the trust fund or distributed from the trust fund, other than in a business combination distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Granahan McCourt Acquisition Corporation (Registrant)

Date: May 9, 2008	By:	/s/ David C. McCourt
David C. McCourt
President, Chief Executive Officer and
Chairman of the Board